Exhibit 10.3

MACKINAC FINANCIAL CORPORATION

2012 INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

MACKINAC FINANCIAL CORPORATION, a Michigan corporation (the “Company”), as permitted by the Mackinac Financial Corporation 2012 Incentive Compensation Plan (the “Plan”), hereby grants to the individual listed below (the “Participant”), this Restricted Stock Unit Award (this “Award”) consisting of a right to receive the number of shares of the Company’s Common Stock set forth below (the “Shares”), subject to the terms and conditions of the Plan and this Restricted Stock Unit Award Agreement (this “Agreement”).

Unless otherwise defined in this Agreement, the terms used in this Agreement have the same meaning as defined in the Plan.  The term “Service Provider” as used in this Agreement means an individual actively providing services to the Company or a Subsidiary of the Company.

1.                                      NOTICE OF RESTRICTED STOCK UNITS AWARD.

Participant:

Date of Agreement:

Grant Date:

Number of Restricted Stock Units (“RSUs”) Subject to this Award:

Settlement Method:	Earned and vested RSUs settled in Shares only as described below

2.                                      GRANT OF RSUS.  The Company hereby grants to the Participant (who, pursuant to this Award is a Participant in the Plan), as of the Grant Date, the number of RSUs set forth above.  The RSUs granted under this Agreement are settleable only in Shares as described below.  Notwithstanding anything to the contrary anywhere else in this Agreement, the RSUs in this Award are subject to the terms, definitions and provisions of the Plan, which are incorporated by reference into this Agreement.

3.                                      VESTING.  Subject to Participant’s continued status as a Service Provider through the end of each such Period of Restriction (as defined herein) and Section 4 below, the RSUs will vest in [      ] equal installments on the first [      ] anniversaries (each respective [      ],[      ] and [      ]-year period, a “Period of Restriction”) of the Grant Date.

4.                                      TERMINATION OF SERVICES; FORFEITURE.  Notwithstanding any other provision of this Agreement:

(a)                                 Termination for Any Reason (Other than Death, Disability, or Retirement).  Any unvested RSUs subject to this Award shall be immediately canceled and forfeited if the Participant’s services with the Company or a Subsidiary are terminated for any reason (other than for death, Disability or Retirement as described below).

(b)                                 Death; Disability.  If the Participant ceases to be a Service Provider prior to the end of any Period of Restriction as a result of Participant’s death or “Disability” (as such term is defined herein), any Period of Restriction applicable to the RSUs subject to this Award shall automatically terminate and such RSUs shall fully vest.  For purposes of this Agreement, “Disability” shall have the meaning set forth in Treas. Reg. §1.409A-3(i)(4).

(c)                                  Retirement.  If the Participant ceases to be a Service Provider as a result of Participant’s “Retirement” prior to the end of any Period of Restriction, the Period of Restriction shall continue to apply to Participant’s RSUs (without regard to the continued service agreement described in Section 3 above), and Participant shall continue to vest in such RSUs as if Participant continued to be a Service Provider; provided, however; if Participant shall cease to be “Retired” (as such term is defined in the Plan) at any time, any RSUs that remain subject to any Period of Restriction shall be immediately canceled and forfeited as of the date such Participant ceases to be Retired.  For purposes of this Agreement, “Retirement” shall mean the Participant’s resignation from the Company on or after the date upon which the Participant has attained at least (i) [      ] years of age, and (ii) [      ] years of service with the Company, subject to the Company’s consent.

The Company retains the right to accelerate the vesting (but not the timing of payment, unless in a manner consistent with Code Section 409A) of all or a portion of the RSUs subject to this Award.

5.                                      CHANGE IN CONTROL.  Upon the occurrence of a Change in Control, any Period of Restriction applicable to the RSUs subject to this Award shall automatically terminate and such RSUs shall fully vest.

6.                                      SETTLEMENT.  Subject to Section 10 below, the Company shall deliver to the Participant a number of Shares equal to the number of RSUs that have vested immediately following the lapse of any Period of Restriction or as soon as administratively practicable thereafter, but in no event later than two and one-half (2-1/2) months following the end of the calendar year in which such Period of Restriction lapses and the RSUs vest.  Notwithstanding anything to the contrary contained herein, in no event shall the timing for settlement of any RSUs which vest pursuant to Section 4(c) above be accelerated.

7.                   DIVIDENDS; RIGHTS AS SHAREHOLDER.  Cash dividends on Shares issuable hereunder shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided that such cash dividends shall not be deemed to be reinvested in Shares and shall be held uninvested and without interest and paid in cash at the same time that the Shares underlying the RSUs are delivered to the Participant in accordance with the provisions hereof.  Stock dividends on Shares shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided that such stock dividends shall be paid in Shares at the same time that the Shares underlying the RSUs are delivered to the Participant in accordance with the provisions hereof.  Except as otherwise provided herein, the Participant shall have no rights as a shareholder with respect to Shares covered by any RSU unless and until the Participant has become the holder of record of such Shares.

8.                                      ADJUSTMENTS.  In the event of any stock dividend, reclassification, subdivision or combination, or similar transaction affecting the RSUs covered by this Award, the rights of the Participant will be adjusted as provided in Section 4 of the Plan.

9.                                      NON-TRANSFERABILITY OF AWARD.  Except as described below, no portion of the RSUs may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, or disposed of in any manner other than by will or by the laws of descent or distribution until the RSUs have been settled in accordance with Section 6 above and the Participant has become the holder of record of the vested Shares issuable hereunder.  Any attempt to sell, transfer, pledge, assign, or otherwise alienate or hypothecate, or dispose of in any manner any of the RSUs contrary to the terms of this Agreement and/or the Plan shall be null and void and without legal effect.

10.                               TAX WITHHOLDING.  The Participant hereby agrees that the Participant shall make appropriate arrangements with the Company for such income and employment tax withholding as may be required of the Company under applicable United States federal, state or local law on account of this Award.  The Participant may satisfy the obligation(s), in whole or in part, by electing (i) to make a payment to the Company in cash, by check or by other instrument acceptable to the Company, (ii) subject to the general or specific approval of the Committee, to have the Company withhold a number of shares which would otherwise be issued pursuant to this Agreement having a value not greater than the amount required to be withheld (such number may be rounded up to the next whole share), or (iii) subject to the general or specific approval of the Committee, by any combination of (i) and (ii).  The value of shares to be withheld (if permitted by the Committee) shall be based on the Fair Market Value of a share of the Company’s common stock as of the date the amount of tax to be withheld is to be determined.

11.                               THE PLAN; AMENDMENT.  The RSUs are subject in all respects to the terms, conditions, limitations and definitions contained in the Plan.  In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control.  The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

12.                               RIGHTS OF PARTICIPANTS; REGULATORY REQUIREMENTS.  Without limiting the generality of any other provision of this Agreement or the Plan, Articles 13 and 18 of the Plan pertaining to the Participants’ rights and “Regulatory Requirements” (as such term is defined in the Plan) are hereby explicitly incorporated into this Agreement.

13.                               NOTICES.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Participant at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

14.                               GOVERNING LAW.  This Agreement is governed by and construed in accordance with the laws of the State of Michigan, notwithstanding conflict of law provisions.

15.                               TRANSFER OF PERSONAL DATA.  The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the RSUs and/or Shares awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

16.                               COMPLIANCE WITH LAWS.  The grant of the RSUs and the issuance of the Shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue the Shares if any such issuance would violate any such requirements.

17.                               BINDING AGREEMENT; ASSIGNMENT.  This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 9 hereof) any part of this Agreement without the prior express written consent of the Company.

18.                               HEADINGS.  The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

19.                               COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

20.                               SEVERABILITY.  The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

21.                               ACQUIRED RIGHTS.  The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of RSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the RSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

22.                               BENEFICIARY DESIGNATION.  The Participant hereby designates the following person(s) as the Participant’s beneficiary(ies) to whom shall be transferred any rights under this Award which survive the Participant’s death.  If the Participant names more than one primary beneficiary and one or more of such primary beneficiaries die, the deceased primary beneficiary’s interest will be apportioned among any surviving primary beneficiaries before any contingent beneficiary receives any amount, unless the Participant indicates otherwise in a signed and dated additional page.  The same rule shall apply within the category of contingent beneficiaries.  Unless the Participant has specified otherwise herein, any rights which survive the Participant’s death will be divided equally among the Participant’s primary beneficiaries or contingent beneficiaries, as the case may be.

PRIMARY BENEFICIARY(IES)

Name	%	Address

(a)

(b)

(c)

CONTINGENT BENEFICIARY(IES)

Name	%	Address

(a)

(b)

(c)

In the absence of an effective beneficiary designation, the Participant acknowledges that any rights under this Award which survive the Participant’s death shall be rights of his or her estate.

SIGNATURE PAGE FOLLOWS

This Agreement may be executed in two or more counterparts, each of which is deemed an original and all of which constitute one document.

MACKINAC FINANCIAL CORPORATION

Dated:	,	By:
Name:
Title:

PARTICIPANT ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS RESTRICTED STOCK UNIT AWARD AGREEMENT, NOR IN THE COMPANY’S 2012 INCENTIVE COMPENSATION PLAN, WHICH IS INCORPORATED INTO THIS AGREEMENT BY REFERENCE, CONFERS ON PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION AS A SERVICE PROVIDER OF THE COMPANY OR ANY PARENT OR ANY SUBSIDIARY OR AFFILIATE OF THE COMPANY, NOR INTERFERES IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PARTICIPANT’S SERVICE PROVIDER RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE AND WITH OR WITHOUT PRIOR NOTICE.

BY ACCEPTING THIS AGREEMENT, PARTICIPANT ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN AND REPRESENTS THAT THE PARTICIPANT IS FAMILIAR WITH THE TERMS AND PROVISIONS OF THE PLAN.  PARTICIPANT ACCEPTS THIS RESTRICTED STOCK UNIT AWARD SUBJECT TO ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT.  PARTICIPANT HAS REVIEWED THE PLAN AND THIS AGREEMENT IN THEIR ENTIRETY.  PARTICIPANT AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS AWARD.

Dated:	,	By:
Name: